EXHIBIT 12

                                             WISCONSIN POWER AND LIGHT COMPANY
                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  Twelve Months                                Year Ended
                                      Ended                                    December 31,
                                    March 31,
                                      1995             1994          1993          1992          1991          1990

    Income before interest
     expense                          $96,836      $101,613       $95,328       $91,290       $99,515        $95,009

    Add:

    Federal and state income
     taxes                             41,947        44,727        35,667        30,541        33,111         32,636

    Estimated interest
     component of rental
     payments                           2,996         3,067         3,030         2,428         2,965          2,744
                                      -------       -------       -------       -------       -------        -------
    Earnings,  as adjusted           $141,779      $149,407      $134,025      $124,259      $135,591       $130,389
                                      =======       =======       =======       =======       =======        =======
    Fixed charges:

    Interest on bonds                 $29,431       $28,796       $28,422       $29,254       $30,107        $27,032

    Other interest expense              2,575         2,352         3,854         4,146         2,381          4,196

    Estimated interest
     component of rental
     payments                           2,996         3,067         3,030         2,428         2,965          2,744
                                      -------        ------        ------        ------        ------         ------
    Total fixed charges               $35,002       $34,215       $35,306       $35,828       $35,453        $33,972
                                       ======        ======        ======        ======        ======         ======
    Ratio of earnings to
     fixed charges                      4.05X         4.37X         3.80X         3.47X         3.83X          3.84X
                                       ======        ======        ======        ======        ======         ======